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                                                                     Exhibit 1.1


                     4,000,000 American Depositary Shares

               Each Representing One Share of Class A Common Stock


                                  TRICOM, S.A.


                             UNDERWRITING AGREEMENT


                                 April ___, 2000

BEAR, STEARNS & CO. INC.
MORGAN STANLEY DEAN WITTER & CO.
  as Representatives of the
several Underwriters named in
Schedule I attached hereto
c/o Bear, Stearns & Co. Inc.
245 Park Avenue
New York, N.Y.  10167

Dear Sirs:

                  TRICOM, S.A., a corporation (SOCIEDAD ANONIMA) organized and existing under the laws of the Dominican Republic (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to the several underwriters named in Schedule I hereto (the "Underwriters") an aggregate of 4,000,000 American Depositary Shares (the "Firm ADSs"), each representing one share of Class A common stock, par value RD$10 per share
(the "Common Stock") and, for the sole purpose of covering over-allotments in connection with the sale of the Firm ADSs, at the option of the Underwriters, up to an additional 600,000 American Depositary Shares (the "Additional ADSs"). The Firm ADSs and any Additional ADSs purchased by the Underwriters are referred to herein as the "ADSs." The ADSs are more fully described in the Registration Statement referred to below.

                  The Company has entered into a deposit agreement, dated as of May 4, 1998 (the "Deposit Agreement"), among the Company, The Bank of New York, as depositary (the "Depositary"), and holders from time to time of American depositary receipts (the "ADRs") evidencing the American Depositary Shares issued by the Depositary. The Common Stock in respect of the ADSs to be delivered on each applicable Closing Date (as defined in Section 2 hereof) are to be deposited by the Company with the Depositary, or nominees designated by the Depositary, pursuant to the Deposit Agreement on or prior to such Closing Date against issuance of ADRs evidencing such ADSs.

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         1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company
represents and warrants to, and agrees with, the Underwriters that:

              (a) The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form F-3 (No. 333-32838), in the form heretofore delivered to the Underwriters, which has been declared effective by the Commission in such form, and may have filed an amendment or amendments thereto, for the registration of the ADSs under the Securities Act of 1933, as amended (the "Securities Act"). Such registration statement, including the prospectus, financial statements and schedules, exhibits and all other documents filed as a part thereof, as amended at the time of effectiveness of the registration statement, including any information deemed to be a part thereof as of the time of effectiveness pursuant to paragraph (b) of Rule 430 or Rule 434 of the Rules and Regulations of the Commission under the Securities Act (the "Regulations"), is herein called the "Registration Statement" and the prospectus, in the form first filed with the Commission pursuant to Rule 424(b) of the Regulations or filed as part of the Registration Statement at the time of effectiveness if no Rule 424(b) or Rule 434 filing is required, is herein called the "Prospectus". The term "preliminary prospectus" as used herein means a preliminary prospectus as described in Rule 430 of the Regulations.

               (b) At the time of the effectiveness of the Registration Statement or the effectiveness of any post-effective amendment to the Registration Statement, when the Prospectus is first filed with the Commission pursuant to Rule 424(b) or Rule 434 of the Regulations, when any supplement to or amendment of the Prospectus is filed with the Commission, when any document filed under the U.S. Securities Exchange Act of 1934, as amended (the "Exchange Act") is filed and at the Closing Date and the Additional Closing Date, if any, (as hereinafter respectively defined), the Registration Statement and the Prospectus and any amendments thereof and supplements thereto complied or will comply in all material respects with the applicable provisions of the Securities Act and the Regulations and does not or will not contain an untrue statement of a material fact and does not or will not omit to state any material fact required to be stated therein or necessary in order to make the statements therein (i) in the case of the Registration Statement and any amendments or supplements thereto, not misleading and (ii) in the case of the Prospectus and any amendments or supplements thereto, in light of the circumstances under which they were made, not misleading. When any related preliminary prospectus was first filed with the Commission (whether filed as part of the registration statement for the registration of the Shares or any amendment thereto or pursuant to Rule 424(a) of the Regulations) and when any amendment thereof or supplement thereto was first filed with the Commission, such preliminary prospectus and any amendments thereof and supplements thereto complied in all material respects with the applicable provisions of the Securities Act and the Regulations and did not contain an untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary in order to make the statements therein in light of the circumstances under which they were made, not misleading. There are no other facts in relation to the Company or the laws of the Dominican Republic the omission of which would, in the context of the offering of the ADSs, make any statement in the Prospectus, any preliminary prospectus, or the Registration Statement materially misleading, untrue or inaccurate. All reasonable inquiries have been made to ascertain such facts and to

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verify the accuracy of all such information and statements; and any opinions and intentions expressed by the Company in the Prospectus, any preliminary prospectus, or the Registration Statement with respect to the Company and the laws of the Dominican Republic are honestly held and are based on reasonable assumptions by the Company (including, as set forth in the Prospectus, any preliminary prospectus, or the Registration Statement, opinions of counsel to the Company and reports or other information of agencies or other instrumentalities of the Dominican Republic, the United Nations or the United States, which opinions and reports have not been independently verified by the Company). No representation and warranty is made in this subsection (b), however, with respect to any information contained in or omitted from the Registration Statement or the Prospectus or any related preliminary prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through you as herein stated expressly for use in connection with the preparation thereof. If Rule 434 is used, the Company will comply with the requirements of Rule 434. No stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been initiated or threatened by the Commission.

               (c) KPMG (a member firm of KPMG International in the Dominican Republic), who have certified the financial statements, the notes thereto, and supporting schedules included in the Registration Statement, are independent public accountants as required by the Securities Act and the Regulations. The financial statements, including the notes thereto, and supporting schedules included in the Registration Statement and the Prospectus present fairly, the consolidated financial position and results of operations of the Company at the dates and for the periods indicated. Such financial statements have been prepared in accordance with generally accepted accounting principles in the United States ("GAAP") applied on a consistent basis throughout the periods presented and comply with the provisions of the Securities Act and the Regulations. The other financial and statistical information and data included in the Prospectus are accurately presented in all material respects and prepared on a basis consistent with the historical consolidated financial statements included in the Prospectus and the books and records of the Company and its subsidiaries.

               (d) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, except as set forth in the Registration Statement and the Prospectus, (i) there has been no material adverse change or any development involving a prospective material adverse change in the business, prospects, properties, operations, condition (financial or other) or results of operations of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, (ii) since the date of the latest balance sheet presented in the Registration Statement and the Prospectus, neither the Company nor any of its subsidiaries has incurred or undertaken any liabilities or obligations, direct or contingent, which are material to the Company and its subsidiaries taken as a whole, except for liabilities or obligations which are reflected in the Registration Statement and the Prospectus, and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of capital stock of the Company.

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               (e) The Company has all requisite power (corporate or other) and authority to execute, deliver and perform its obligations under each of this Agreement and the Deposit Agreement (collectively, the "Transaction Documents") to which it is a party and to consummate the transactions contemplated hereby and thereby, including, without limitation, the power (corporate or other) and authority to issue, sell and deliver the ADSs as provided herein.

               (f) Any contract, agreement, instrument, lease or license required to be described in the Prospectus has been properly described therein. Any contract, agreement, instrument, lease or license required to be filed as an exhibit to the Registration Statement has been filed with the Commission as an exhibit or has been incorporated by reference into the Registration Statement.

               (g) This Agreement and the transactions contemplated herein have been duly and validly authorized, executed and delivered by the Company and is the legal, valid and binding agreement of the Company, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity.

               (h) The Deposit Agreement has been duly and validly authorized, executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company, enforceable against it in accordance with its terms; upon issuance by the Depositary of ADRs evidencing ADSs against the deposit of Common Stock in respect thereof in accordance with the provisions of the Deposit Agreement, such ADRs will be duly and validly issued and the persons in whose names the ADRs are registered will be entitled to the rights specified therein and in the Deposit Agreement; and the Deposit Agreement and the ADRs evidencing ADSs conform in all material respects to the descriptions thereof contained in the Prospectus.

               (i) Under current Dominican law, no stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriters to the Dominican Republic or any political subdivision or taxing authority thereof or therein in connection with (i) the authorization, issuance, sale and delivery of the Common Stock or the ADSs by the Company in the manner contemplated by this Agreement,
(ii) the deposit with the Depositary of Common Stock against the issuance of ADRs evidencing the ADSs in accordance with the terms of the Deposit Agreement,
(iii) the sale and delivery by the Company of the ADSs to or for the respective accounts of the Underwriters, (iv) the sale and delivery outside the Dominican Republic by the Underwriters of the ADSs to the initial purchasers thereof or
(vi) the consummation of any other transaction contemplated by this Agreement; PROVIDED, HOWEVER, that no representation is made in respect of any tax, duty or governmental charge that would not have been imposed but for the existence of any present or former connection between any Underwriter and the relevant taxing jurisdiction, other than by entering into or performing this Agreement.

               (j) The Common Stock may be issued by the Company without any restriction and freely delivered to the Depositary against issuance of ADRs evidencing ADSs.

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Upon the deposit of the Common Stock underlying the ADSs with the Depositary pursuant to the Deposit Agreement, all right, title and interest in such Common Stock, subject to the Deposit Agreement, will be transferred to the Depositary or its nominees, as the case may be, free and clear of all liens, security interests, pledges, charges, encumbrances, shareholders' agreements, voting trusts, restrictions on transfer or adverse claims, other than any that may result from actions by the Underwriters and other than claims of persons purchasing through the Underwriters; and upon the sale and delivery of the ADSs to be purchased under this Agreement to the Underwriters, and payment therefor pursuant to such agreements, good and valid title to such ADSs, free and clear of all liens, security interests, pledges, charges, encumbrances, shareholders' agreements, voting trusts, restrictions on transfer or adverse claims, except as aforesaid, will be transferred to the Underwriters; and there are no restrictions on subsequent transfers of the ADSs or on transfers of the Common Stock under the laws of the Dominican Republic and the United States except as described in the Prospectus under "Description of Capital Stock" and "Description of American Depositary Receipts;" and, with such exceptions as are not material, individually or in the aggregate, to the Company and its subsidiaries taken as a whole.

               (k) The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby do not and will not
(i) conflict with or result in a breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to any bond, indenture, note, mortgage, deed of trust, credit agreement, or any other agreement, instrument, franchise, license or permit to which the Company or any of its subsidiaries is a party or by which any of such corporations or their respective properties or assets may be bound or (ii) violate or conflict with any provision of the certificate of incorporation , by-laws (ESTATUTOS SOCIALES) or any other organizational documents of the Company or any of its subsidiaries or any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over the Company or any of its subsidiaries or any of their respective properties or assets (whether owned or leased). No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or any public, governmental or regulatory agency or body having jurisdiction over the Company or any of its subsidiaries or any of their respective properties or assets is required for the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, including the valid authorization, issuance, sale and delivery of the ADSs to be issued, sold and delivered by the Company hereunder, except the registration under the Securities Act of the ADSs and such consents, approvals, authorizations, orders, registrations, filings, qualifications, licenses and permits as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the ADSs by the Underwriters.

               (l) All of the outstanding shares of Common Stock and Class B stock (together the "Company Stock") are duly and validly authorized and issued, fully paid and nonassessable and were not issued and are not now in violation of or subject to any preemptive rights. The ADSs, when issued, delivered and sold in accordance with this Agreement, will be

                                       5

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duly and validly issued and outstanding, fully paid and nonassessable, and will not have been issued in violation of or be subject to any preemptive rights. The Company had, at December 31, 1999, an authorized and outstanding capitalization as set forth in the Registration Statement and the Prospectus, and except as has otherwise been previously disclosed to you in writing, there has been no change thereto between December 31, 1999 and the date hereof. The Company Stock, Firm ADSs and Additional ADSs conform to and entitle the holders thereof to the rights set forth in, the descriptions thereof contained in the Registration Statement and Prospectus. Prior to the sale of the ADSs, the outstanding capital stock of the Company is 46.2% owned by Oleander Holdings, Inc., a wholly owned subsidiary of GFN Corporation Ltd., and 30.8% owned by Motorola, Inc., free and clear of any security interest, claim, lien, limitation on voting rights or other encumbrance of any kind, except as disclosed in the Prospectus. All of the issued and outstanding shares of capital stock of each of the Company's subsidiaries is owned by the Company (except for shares of GFN Comunicaciones, S.A. owned by other persons in order to satisfy requirements under the laws of the Dominican Republic with respect to the minimum number of shareholders), free and clear of any security interest, claim, lien, limitation on voting rights or other encumbrance of any kind and except as described in the Prospectus.

               (m) Each of the Company and its subsidiaries has been duly organized and is validly existing as a corporation (SOCIEDAD ANONIMA) in good standing under the laws of its jurisdiction of incorporation. Each of the Company and its subsidiaries is duly qualified and in good standing as a foreign corporation in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except for those failures to be so qualified or in good standing which will not in the aggregate have a Material Adverse Effect (as defined below) on the Company and its subsidiaries taken as a whole. Each of the Company and its subsidiaries has all requisite power and authority, owns, possesses or has obtained all consents, approvals, concessions, including the Concession Agreement (defined below), authorizations, orders, registrations, qualifications, licenses and permits of and from all United States, Dominican, Panamanian public, regulatory or governmental agencies and bodies (including the Federal Communications Commission and the regulatory agencies and bodies of the relevant states of the United States), and all courts and tribunals (collectively "Permits") necessary to own, lease and operate its properties and conduct its business as now being conducted and as described in the Registration Statement and the Prospectus, except where the failure to fulfill or perform such obligations would not have a Material Adverse Effect, and no event has occurred which allows, or after notice or lapse of time would allow, and the Company and its subsidiaries have not received any notice relating to, or has any reason to believe that any such governmental body or agency is considering the revocation, limitation, suspension, modification or termination thereof or results in any other material impairment of the rights of the holder, of any Permit. All Permits are, and after giving effect to the transactions contemplated by the Transaction Documents will be, valid and in full force and effect, and the Company and its subsidiaries are in compliance in all material respects with the terms and conditions of all such Permits and with the rules and regulations of the regulatory authorities having jurisdiction with respect thereto except where the invalidity, failure to be in effect or comply would not have a Material Adverse Effect. Except as disclosed in the Registration Statement and the Prospectus, the Permits contain no restrictions that are materially burdensome to the Company and its subsidiaries.

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               (n) Under current applicable Dominican laws and regulations, all dividends and other distributions declared or to be declared and payable on the Common Stock and the ADSs will be paid in Dominican pesos to the Depositary, and such Dominican pesos may be converted into foreign currency that may be freely transferred outside of the Dominican Republic, and all such dividends and other distributions made to holders of ADSs who are non-residents of the Dominican Republic are not subject to Dominican Republic withholding or other taxes under Dominican laws and regulations and are otherwise free and clear of any other tax, duty, withholding or deduction in the Dominican Republic and do not require the obtaining of any governmental authorization in the Dominican Republic, in each case except as disclosed in the Prospectus.

               (o) Except as described in the Prospectus, there is (i) no action, suit, investigation or proceeding before or by any court, arbitrator or governmental agency, body or official, United States, Dominican or foreign, now pending or, to the best knowledge of the Company, threatened or contemplated to which the Company or any of its subsidiaries is or may be a party or to which the business or property of the Company or any of its subsidiaries, is or may be subject, (ii) no statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency, United States, Dominican or foreign, or, to the Company's knowledge, that has been proposed by any governmental body, United States, Dominican or foreign, and (iii) no injunction, restraining order or order of any nature by a United States federal or state court or Dominican or foreign court of competent jurisdiction to which the Company or any of its subsidiaries is or may be subject or to which the business, assets, or property of the Company and its subsidiaries is or may be subject, (A) other than as set forth in the Prospectus, or (B) that could reasonably be expected to (1) result, individually or in the aggregate, in a material adverse effect on the properties, results of operations, condition (financial or otherwise), business affairs or business prospects of the Company and its subsidiaries, (2) interfere with or adversely affect the issuance or the ability of the Underwriters to effect the distribution of the ADSs pursuant to this Agreement or (3) in any manner draw into question the validity of this Agreement or the other Transaction Documents (any of the events set forth in clauses (1), (2) or (3), a "Material Adverse Effect").

               (p) The Concession Contract for the Operation of Telecommunication Services in the Dominican Republic, dated February 23, 1996 (the "Concession Agreement"), between the Company and the government of the Dominican Republic (the "Dominican State") has been duly and validly authorized, executed, and delivered by the Company and the Dominican State, except for provisions imposing certain expenses in lieu of income taxes (the "Expense in Lieu of Income Tax"), which have not been submitted to the Dominican National Congress for approval as required under the Dominican Constitution, as described in the Prospectus, and, except for those provisions concerning the Expense in Lieu of Income Tax, is the legal, valid and binding obligation of the Company and the Dominican State, enforceable against the Company and the Dominican State in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity (and to governmental actions affecting the rights of creditors generally). The Concession Agreement conforms in all material respects to the description thereof included in the Prospectus.

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               (q) Neither the Company nor any of its respective subsidiaries or affiliates or any person acting on its or their behalf, has taken, nor will take, directly or indirectly, any action designed to cause or result in, or which constitutes or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the ADSs to facilitate the sale or resale of the ADSs in violation of the Exchange Act, whether such action is taken in the United States, the Dominican Republic or elsewhere.

               (r) Except as described in the Prospectus, no holder of securities of the Company has any rights to the registration of securities of the Company because of the filing of the Registration Statement, or otherwise in connection with the sale of the ADSs contemplated hereby, and the rights so described in the Registration Statement have been waived by the holders thereof.

               (s) Except as disclosed in the Prospectus, there are not currently any outstanding subscriptions, rights, warrants, calls, commitments of sale or options to acquire, or instruments convertible into or exchangeable for, any capital stock or other equity interest of the Company or any of its subsidiaries.

               (t) The Company is not and after giving effect to the Transaction Documents will not be, an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

               (u) All material tax returns required to be filed by the Company and its Subsidiaries in all United States, Dominican Republic, Panamanian and foreign jurisdictions have been so filed. All taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due or claimed to be due from such entities or that are due and payable have been paid, other than those being contested in good faith and for which adequate reserves have been provided for or those currently payable without penalty or interest. To the knowledge of the Company, there are no material proposed additional tax assessments against the Company, any of its subsidiaries or any of their assets of properties.

               (v) Each Transaction Document and any other document required to be furnished hereunder or thereunder is in proper legal form under the laws of the Dominican Republic for the enforcement thereof against the Company in the Dominican Republic without further action (except that an official Spanish translation of any agreement or instrument is required to bring an action thereon in the courts of the Dominican Republic); and to ensure the legality, validity, enforceability or admissibility in evidence in the Dominican Republic of a Transaction Document, or any other document required to be furnished hereunder or thereunder, upon the institution of a judicial proceeding brought to enforce the same in the Dominican Republic, it is not necessary that any Transaction Document or related document be submitted to, filed or recorded with any court or governmental agency or body in the Dominican Republic or that any tax, imposition or charge be paid on or in respect of any Transaction Document or related document.

               (w) None of the Company or any of its subsidiaries or any of their properties has any immunity as an agency or authority of a sovereign entity or otherwise from

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jurisdiction or suit of any court of the United States, the Dominican Republic or Panama or from any legal process or remedy (whether through service, notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise).

               (x) It is not necessary under the laws of the Dominican Republic that any of the holders of ADSs or Common Stock, the Underwriters or the Depositary be licensed, qualified or entitled to conduct business in the Dominican Republic by reason of the execution, delivery, performance or enforcement of any of the Transaction Documents, or any other document contemplated hereunder.

               (y) The indemnification and contribution provisions set forth in Sections 7 and 8 of this Agreement do not violate Dominican law or public policy.

               (z) The ADSs are approved for listing, subject to official notice of issuance, on the New York Stock Exchange.

          2. PURCHASE, SALE AND DELIVERY OF THE ADSs.

               (a) On the basis of the representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriters and the Underwriters, severally and not jointly, agree to purchase from the Company, at a purchase price per share of $_______, the number of Firm ADSs set forth opposite the respective names of the Underwriters in Schedule I hereto plus any additional number of ADSs which such Underwriter may become obligated to purchase pursuant to the provisions of Section 9 hereof.

               (b) Payment of the purchase price for, and delivery of certificates for, the Firm ADSs shall be made at the office of Latham & Watkins, 1001 Pennsylvania Avenue, Washington, D.C., or at such other place as shall be agreed upon by you and the Company, at 10:00 A.M. on the third or fourth business day (as permitted under Rule 15c6-1 under the Exchange Act) (unless postponed in accordance with the provisions of Section 9 hereof) following the date of the effectiveness of the Registration Statement (or, if the Company has elected to rely upon Rule 430A of the Regulations, the third or fourth business day (as permitted under Rule 15c6-1 under the Exchange
Act) after the determination of the initial public offering price of the
ADSs), or such other time not later than ten business days after such date as shall be agreed upon by you and the Company (such time and date of payment and delivery being herein called the "Closing Date"). Payment shall be made to the Company by wire transfer or certified or official bank check or checks drawn in Federal funds or similar immediately available funds, against delivery

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to you for the respective accounts of the Underwriters of the certificates for the Firm ADSs to be purchased by them. Certificates for the ADSs shall be registered in such name or names and in such authorized denominations as you may request in writing at least two full business days prior to the Closing Date. The Company will permit you to examine and package such certificates for delivery at least one full business day prior to the Closing Date. For purposes of this Section 2, the term "business day" shall mean any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions are authorized or required by law or government action to close in the State of New York.

               (c) In addition, the Company hereby grants to the Underwriters the option to purchase up to 600,000 Additional ADSs at the same purchase price per share to be paid by the Underwriters to the Company for the Firm ADSs as set forth in this Section 2, for the sole purpose of covering over-allotments in the sale of Firm ADSs by the Underwriters. This option may be exercised at any time, in whole or in part, on or before the thirtieth day following the date of the Prospectus, by written notice by you to the Company. Such notice shall set forth the aggregate number of Additional ADSs as to which the option is being exercised and the date and time, as reasonably determined by you, when the Additional ADSs are to be delivered (such date and time being herein sometimes referred to as the "Additional Closing Date"); PROVIDED, HOWEVER, that the Additional Closing Date shall not be earlier than the Closing Date or earlier than the second full business day after the date on which the option shall have been exercised nor later than the eighth full business day after the date on which the option shall have been exercised (unless such time and date are postponed in accordance with the provisions of Section 9 hereof). Certificates for the Additional ADSs shall be registered in such name or names and in such authorized denominations as you may request in writing at least two full business days prior to the Additional Closing Date. The Company will permit you to examine and package such certificates for delivery at least one full business day prior to the Additional Closing Date.

          The number of Additional ADSs to be sold to each Underwriter shall be the number which bears the same ratio to the aggregate number of Additional ADSs being purchased as the number of Firm ADSs set forth opposite the name of such Underwriter in Schedule I hereto (or such number increased as set forth in Section 9 hereof) bears to 4,000,000, subject, however, to such adjustments to eliminate any fractional shares as you in your sole discretion shall make.

          Payment for the Additional ADSs shall be made to the Company by wire transfer or certified or official bank check or checks drawn in Federal funds or similar immediately available funds, at the offices of Latham & Watkins, or such other location as may be mutually acceptable, upon delivery of the certificates for the Additional ADSs to you for the respective accounts of the Underwriters.

          3. OFFERING. Upon your authorization of the release of the Firm ADSs, the Underwriters propose to offer the ADSs for sale to the public upon the terms set forth in the Prospectus.

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          4. COVENANTS OF THE COMPANY. The Company covenants and agrees with the
Underwriters that:

               (a) If the Registration Statement has not yet been declared effective the Company will use its best efforts to cause the Registration Statement and any amendments thereto to become effective as promptly as possible, and if Rule 430A is used or the filing of the Prospectus is otherwise required under Rule 424(b) or Rule 434, the Company will file the Prospectus (properly completed if Rule 430A has been used) pursuant to Rule 424(b) or Rule 434 within the prescribed time period and will provide evidence satisfactory to you of such timely filing. If the Company elects to rely on Rule 434, the Company will prepare and file a term sheet that complies with the requirements of Rule 434.

               The Company will notify you immediately (and, if requested by you, will confirm such notice in writing) (i) when the Registration Statement and any amendments thereto become effective, (ii) of any request by the Commission for any amendment of or supplement to the Registration Statement or the Prospectus or for any additional information, (iii) of the mailing or the delivery to the Commission for filing of any amendment of or supplement to the Registration Statement or the Prospectus, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of the initiation, or the threatening, of any proceedings therefor, (v) of the receipt of any comments from the Commission, and (vi) of the receipt by the Company of any notification with respect to the suspension of the qualification of the ADSs for sale in any jurisdiction or the initiation or threatening of any proceeding for that purpose. If the Commission shall propose or enter a stop order at any time, the Company will make every reasonable effort to prevent the issuance of any such stop order and, if issued, to obtain the lifting of such order as soon as possible. The Company will not file any amendment to the Registration Statement or any amendment of or supplement to the Prospectus (including the prospectus required to be filed pursuant to Rule 424(b)or Rule 434) that differs from the prospectus on file at the time of the effectiveness of the Registration Statement before or after the effective date of the Registration Statement to which you shall reasonably object in writing after being timely furnished in advance a copy thereof.

               (b) If at any time when a prospectus relating to the ADSs is required to be delivered under the Securities Act any event shall have occurred as a result of which the Prospectus as then amended or supplemented would, in the judgment of the Underwriters or the Company include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary at any time to amend or supplement the Prospectus or Registration Statement to comply with the Securities Act or the Regulations, the Company will notify you promptly and prepare and file with the Commission an appropriate amendment or supplement (in form and substance satisfactory to you) which will correct such statement or omission and will use its best efforts to have any amendment to the Registration Statement declared effective as soon as possible.

               (c) The Company will promptly deliver to you one manually signed copy of the Registration Statement, including exhibits and all amendments thereto, and the Company will promptly deliver to each of the Underwriters such number of copies of any preliminary prospectus, the Prospectus, the Registration Statement, and all amendments of and supplements to such documents, in such quantities as you may from time to time reasonably request and, if the delivery of a prospectus is required at any time prior to the expiration of nine months after the Effective Date of the Registration Statement and if at such time any events shall have occurred as a result of which the Prospectus as then amended and supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus in order to comply with the Securities Act, to notify the Underwriters and, upon the Underwriters' request, to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Underwriters may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance, and in case any Underwriter is required to deliver a prospectus in connection with sales of any of the ADSs at any time nine months or more after the Effective Date of the Registration Statement if such information contained therein is not of a date more than sixteen(16) months old, upon the Underwriters' request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many copies as the Underwriters may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Securities Act.

               (d) The Company will endeavor in good faith, in cooperation with you, at or prior to the time of effectiveness of the Registration Statement, to qualify the ADSs for offering and sale under the securities laws relating to the offering or sale of the ADSs of such jurisdictions as you may designate and to maintain such qualification in effect for so long as required for the distribution thereof; except that in no event shall the Company be obligated in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process.

               (e) The Company will make generally available (within the meaning of Section 11(a) of the Securities Act) to its security holders and to you as soon as practicable, but not later than 45 days after the end of its fiscal quarter in which the first anniversary date of the effective date of the Registration Statement occurs, an earning statement (in form complying with the provisions of Rule 158 of the Regulations) covering a period of at least twelve consecutive months beginning after the effective date of the Registration Statement.

               (f) During the period of 180 days from the date of the Prospectus (the "Lock-up Period"), the Company, will not, directly or indirectly, without the prior written consent of Bear, Stearns & Co. Inc., issue, sell, offer or agree to sell, grant any option for the sale of, pledge, make any short sale or maintain any short position, establish or maintain an open "put equivalent position" (within the meaning of Rule 16-a-1(h) under the Exchange Act), enter into any swap, derivative transaction or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock (whether any such transaction is to be settled by delivery of Common Stock, ADSs, other securities, cash or other consideration) or otherwise dispose (or publicly announce its intention to do any of the foregoing) of, directly or indirectly, any Common Stock, ADSs or other capital stock of the Company or any securities convertible into, exercisable for or exchangeable for Common Stock, ADSs or other capital stock of the Company that the Company currently beneficially owns (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, or may beneficially own, directly or indirectly in the future, other than the Company's sale of Common Stock and the related ADSs hereunder the Company's issuance of Common Stock upon the exercise of presently outstanding stock options or warrants or the grant by the Company of additional employee, officer, director or consultant stock options pursuant to stock option plans as in effect on the date hereof and the Company will obtain the undertaking of each of its officers and directors and such of its shareholders as have been heretofore designated by you and listed on Schedule II attached hereto not to engage in any of the aforementioned transactions on their own behalf, except as permitted by the terms of the lock-up agreements agreed to by you and your counsel. Nothwithstanding the preceding sentence, the Company may also issue shares of Common Stock in connection with the acquisitions of other businesses, regardless of whether completed as a merger or a purchase of stock or assets, if the terms of these issuances provide that any recipient of such shares of Common Stock will not, directly or indirectly, without your prior written consent, offer, sell, contract to sell, swap, make any short sale, pledge, establish an open "put equivalent position" within the meaning of Rule 16a-1(h) under the Exchange Act, grant any option to purchase or otherwise dispose (or publicly announce such recipient's intention to do any of the foregoing) of any shares of Common Stock or other capital stock of the Company, or any securities convertible into, or exercisable or exchangeable for, Common Stock or any other capital stock of the Company prior to the expiration of the Lock-up Period.

               (g) During a period of three years from the effective date of the Registration Statement, the Company will furnish to you copies of (i) all reports to its shareholders; and (ii) all reports, financial statements and proxy or information statements filed by the Company with the Commission or any national securities exchange.

               (h) The Company will apply the proceeds from the sale of the ADSs as set forth under "Use of Proceeds" in the Prospectus.

               (i) The Company will use its reasonable best efforts to ensure the listing of the ADSs on the New York Stock Exchange and to arrange for the ADSs to be accepted for settlement through the facilities of The Depository Trust Company ("DTC") in accordance with the Deposit Agreement.

               (j) The Company will comply with the Deposit Agreement so that ADRs evidencing ADSs will be executed by the Depositary and delivered to the Underwriters at each applicable Closing Date.

               (k) The Company will not (and will not cause its affiliates to) take, directly or indirectly, any action which is designed to or which constitutes or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the ADSs and neither the Company nor any of its affiliated purchasers (as defined in Rule 100 of Regulation M under the Exchange
Act), will take any action prohibited by Regulation M under the Exchange Act.

          5. PAYMENT OF EXPENSES. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company hereby agrees to pay all costs and expenses incident to the performance of the obligations of the Company hereunder, including those in connection with (i) preparing, printing, duplicating, filing and distributing the Registration Statement, as originally filed and all amendments thereof (including all exhibits thereto), any preliminary prospectus, the Prospectus and any amendments or supplements thereto (including, without limitation, fees and expenses of the Company's accountants and counsel), the underwriting documents (including this Agreement) and all other documents related to the public offering of the ADSs (including those supplied to the Underwriters in quantities as hereinabove stated), (ii) the issuance, transfer and delivery of the ADSs to the Underwriters, including any transfer or other taxes payable thereon, (iii) the qualification of the ADSs under state or foreign securities or Blue Sky laws, including the costs of printing and mailing a preliminary and final "Blue Sky Survey" and the fees of counsel for the Underwriters and such counsel's disbursements in relation thereto, (iv) filing fees of the Commission and the National Association of Securities Dealers, Inc., (v) all expenses and listing fees in connection with the listing of the ADSs on the New York Stock Exchange;
(vi) the cost of preparing certificates representing the Common Stock and ADR certificates evidencing the ADSs, (vii) the costs, expenses and taxes, if any, of depositing the Common Stock under the Deposit Agreement against the initial issuance of ADRs evidencing the ADSs, and (viii) the costs and charges (including fees and disbursements of counsel) of the Depositary, the transfer agent and registrar.

          6. CONDITIONS OF UNDERWRITERs' Obligations. The obligations of the Underwriters to purchase and pay for the Firm ADSs and the Additional ADSs, as provided herein, shall be subject to the truth and accuracy of the representations and warranties of the Company herein contained, as of the date hereof and as of the Closing Date (for purposes of this Section 6 "Closing Date" shall refer to the Closing Date for the Firm ADSs and any Additional Closing Date, if different, for the Additional ADSs), to the absence of any misstatement or omission from any certificates, opinions, written statements or letters furnished to you or to Latham & Watkins ("Underwriters' Counsel") pursuant to this Section 6, to the performance by the Company of its obligations hereunder, and to the following additional conditions:

               (a) The Registration Statement shall have become effective not later than 5:30 P.M., New York time, on the date of this Agreement, or at such later time and date as shall have been consented to in writing by you; if the Company shall have elected to rely upon Rule 430A or Rule 434 of the Regulations, the Prospectus shall have been filed with the Commission in a timely fashion in accordance with Section 4(a) hereof; and, at or prior to the Closing Date no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereof shall have been issued and no proceedings therefor shall have been initiated or threatened by the Commission.

               (b) At the Closing Date, the Underwriters shall have received the opinion of Sucre, Arias, Castro & Reyes, Panamanian counsel for the Company, dated as of such Closing Date, addressed to the Underwriters, in the form previously approved by Underwriters' Counsel, to the effect that:

                    (i) Each of Tricom Latinoamerica, S.A. (formerly Bay Tel Communication, S.A.), a Panama corporation (SOCIEDAD ANONIMA) ("Tricom LA") and Call Tel Corporation, a Panama corporation (SOCIEDAD ANONIMA) ("Call Tel") has been duly organized and is validly existing as a corporation (SOCIEDAD ANONIMA) under the laws of its jurisdiction of incorporation. Each of Tricom LA and Call Tel is duly qualified and in good standing as a foreign corporation in each jurisdiction in which the character or location of its properties owned, leased or licensed or the nature or conduct of its business makes such qualification necessary, except where the failure to be so qualified or in good standing would not in the aggregate have a Material Adverse Effect. Each of Tricom LA and Call Tel has all requisite corporate power and authority to conduct its business as now being conducted and to own, lease and operate its properties; and

                    (ii) Each of Tricom LA and Call Tel owns or possesses or has obtained all governmental and regulatory licenses, certificates, permits, consents, franchises, orders, approvals, concessions, and other authorizations necessary to own their respective properties, and to carry on their respective businesses as presently conducted and, neither of Tricom LA or Call Tel has received any notice relating to the revocation, modification or termination of any such license, certificate, permit, consent, franchise, order, approval, concession or other authority which, individually or in the aggregate, if the subject of any unfavorable decision, ruling, result or holding, would result in a material adverse change in the condition (financial or other), earnings, business prospects, results of operations or business affairs of Tricom LA or Call Tel.

               (c) At the Closing Date, the Underwriters shall have received the opinion of Pellerano & Herrera, Dominican counsel for the Company, dated as of such Closing Date, addressed to the Underwriters, in the form previously approved by Underwriters' Counsel, to the effect that:

                    (i) Each of the Company and its subsidiaries (other than TRICOM USA, Inc., TRICOM INTERNATIONAL SERVICES, Inc., and ENELPUNTO.COM, Inc., all Delaware corporations (collectively, the "U.S. Subsidiaries")), has been duly organized and is validly existing as a corporation in good standing (SOCIEDAD ANONIMA) under the laws of its jurisdiction of incorporation. Each of the Company and its subsidiaries (other than the U.S. Subsidiaries) is duly qualified and in good standing as a foreign corporation in each jurisdiction in which the character or location of its properties owned, leased or licensed or the nature or conduct of its business makes such qualification necessary, except where the failure to be so qualified or in good standing would not in the aggregate have a Material Adverse Effect. Each of the Company and its subsidiaries (other than the U.S. Subsidiaries) has all requisite corporate power and authority to conduct its business as now being conducted and as described in the Registration Statement and the Prospectus and to own, lease and operate its properties;

                    (ii) The Company has an authorized and outstanding capitalization as set forth in the Prospectus. All of the outstanding shares of capital stock of the Company are duly and validly authorized and issued, are fully paid and nonassessable and were not issued in violation of or are subject to any preemptive or similar rights. Except as described in the Prospectus, to such counsel's knowledge there are no outstanding subscriptions, rights, warrants, calls, commitments of sale or options to acquire, or instruments convertible into or exchangeable for, any capital stock or other equity interest of the Company or any of its subsidiaries. To such counsel's knowledge, there are no holders of securities of the Company who, by the filing of the Registration Statement or the execution or performance by the Company of any Transaction Document, have any right to request or demand that the Company register under the

          Securities Act or analogous foreign laws and regulations securities held by them. The ADSs representing the Common Stock, to be issued by the Company, when issued, offered for subscription and delivered by the Company upon payment therefor and deposited with the Depositary in accordance with the transactions contemplated by this Agreement and the Prospectus will have been duly authorized and will be duly and validly issued and outstanding, fully paid and nonassessable, and will not be issued in violation of or subject to any preemptive rights. The Common Stock conforms, in all material respects, to, and entitle the holders thereof to the rights set forth in, the descriptions thereof contained in the Prospectus; the Common Stock may be freely deposited by the Company with the Depositary against issuance of ADRs evidencing ADSs; the ADSs are freely transferable by the Company to or for the account of the several Underwriters; and there are no restrictions on subsequent transfers of the Common Stock, under the laws of the Dominican Republic except as described in the Prospectus under "Description of Capital Stock" and "Description of American Depositary Receipts." Other than the shares owned by individual shareholders in order to satisfy the requirements of seven (7) shareholders as a minimum as set forth by the Dominican Code of Commerce, all of the outstanding capital stock of the Company is owned free and clear of any lien, encumbrance, charge, claim, security interest, restriction on transfer, shareholders' agreement, voting trust or other defect of title whatsoever, except as described in the Prospectus. All of the issued and outstanding shares of capital stock of each of the Company's subsidiaries (other than the U.S. Subsidiaries and Panamanian subsidiaries) have been duly and validly issued and are fully paid and nonassessable and were not issued in violation of or are subject to any preemptive rights and are owned of record by the Company (other than the shares of GFN Comunicaciones owned by other persons in order to satisfy requirements under the laws of the Dominican Republic with respect to the minimum number of shareholders), free and clear of any lien, encumbrance, charge, claim, security interest, restriction on transfer, shareholders' agreement, voting trust or other defect of title whatsoever;

                    (iii) The Company has all requisite corporate power and authority to execute, deliver and perform each of the Transaction Documents and to consummate the transactions contemplated hereby and thereby, including, without limitation, the issuance, sale and delivery of the ADSs;

                    (iv) The filing of the Registration Statement and the Prospectus with the Commission has been duly authorized by and on behalf of the Company and the Registration Statement has been duly executed; no further approval or authority of the shareholders or the Board of Directors of the Company is required for the issuance of the Common Stock or the ADSs, and the Common Stock to be deposited with the Depositary against the issuance of the ADRs evidencing the ADSs have been duly and validly authorized and, upon the payment for the ADSs pursuant to the terms of this Agreement, will be fully paid and nonassessable, and the Depositary will receive good, valid and marketable title to the Common Stock free and clear of all liens, encumbrances, claims, security interests, voting trusts and other defects of title whatsoever arising through the Company;

                    (v) The deposit of the Common Stock being deposited with the Depositary against issuance of the ADRs evidencing the ADSs to be delivered on each applicable Closing Date, the sale and delivery of the ADSs to be delivered on such Closing Date, and the authorization, execution, delivery and performance by the Company of each of the Transaction Documents to which it is a party and the consummation of the transactions by the Company contemplated hereby and thereby will not violate, conflict with or constitute a breach of any of the terms or provisions of, or a default under (or an event that with notice or the lapse of time, or both, would constitute a default), or require consent under, or result in the imposition of a lien or encumbrance on any properties of the Company or any of its subsidiaries, or an acceleration of any indebtedness of the Company or any of its subsidiaries pursuant to, (A) the ESTATUTOS SOCIALES or other constituent document of the Company and any of its subsidiaries, (B) any material bond, debenture, note, indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which any of them or their respective assets or properties is or may be bound of which counsel is aware, (C) any statute, rule or regulation of the Dominican Republic applicable to the Company or any of its subsidiaries or any of their respective assets or properties or (D) any judgment, order or decree of any court or governmental agency, having jurisdiction over the Company or any of its subsidiaries or any of their respective assets or properties of which counsel is aware.

                    (vi) No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any Dominican Republic governmental agency or body or court is required for the execution, delivery and performance of any of the Transaction Documents or the consummation of the transactions contemplated hereby and thereby;

                    (vii) To such counsel's knowledge, the Company and each of its subsidiaries owns or possesses or has obtained all governmental and regulatory licenses, certificates, permits, consents, franchises, orders, approvals, concessions, including the Concession Agreement, and other authorizations necessary to own their respective properties, and to carry on their respective businesses as presently conducted and as described in the Prospectus and neither the Company nor any of its subsidiaries has received any notice relating to the revocation, modification or termination of any such license, certificate, permit, consent, franchise, order, approval, concession or other authority which, individually or in the aggregate, if the subject or any unfavorable decision, ruling, result or holding, would result in a material adverse change in the condition (financial or other), earnings, business prospects, results of operations or business affairs of the Company.

                    (viii) This Agreement has been duly and validly authorized, executed and delivered by the Company;

                    (ix) The Deposit Agreement has been duly and validly authorized, executed and delivered by the Company; upon issuance by the Depositary of

          ADRs evidencing ADSs against the deposit of Common Stock in respect thereof in accordance with the provisions of the Deposit Agreement, such ADRs will be duly and validly issued and the persons in whose names the ADRs are registered will be entitled to the rights specified therein and in the Deposit Agreement; and the Deposit Agreement and the ADRs conform in all material respects to the descriptions thereof contained in the Prospectus;

                    (x) There is (a) to such counsel's knowledge, no action, suit, investigation or proceeding pending or threatened in writing, which the Company or any of its subsidiaries is or may be a party or to which the business or property of the Company or any of its subsidiaries is or may be subject, before any Dominican governmental, judicial or administrative authority, (b) no statute, rule, regulation or, to such counsel's knowledge, order that has been enacted, adopted or issued by any Dominican governmental agency or that has been proposed by any Dominican governmental body and (c) no injunction, restraining order or order of any nature by a Dominican court of competent jurisdiction to which the Company or any of its subsidiaries is or may be subject or to which the business, assets or property of the Company or any of its subsidiaries is or may be subject, which, in the case of clauses (a), (b) and (c) above,
          (i) purports to affect the legality, validity or enforceability of any of the Transaction Documents, or (ii) is required to be disclosed in the Registration Statement and the Prospectus and that is not so disclosed;

                    (xi) Each of the Transaction Documents is in proper legal form under the laws of the Dominican Republic for the enforcement thereof in the Dominican Republic against the Company in the courts of the Dominican Republic; provided that a translation by Judicial Interpreter in Spanish of such documents is required to bring an action thereon in the courts of the Dominican Republic;

                    (xii) The choice of New York law as the governing laws of the Transactions Documents is legal, valid and binding under the laws of the Dominican Republic; provided that neither the terms of such Transaction Documents nor any provisions of New York law applicable to any such Transaction Documents are found to be contrary to the public policy (ORDEN PUBLICO) of the Dominican Republic; and provided further; that Dominican law will be applied to the performance in the Dominican Republic of any obligations set forth in the Transaction Documents;

                    (xiii) The statements in the Registration Statement and the Prospectus, insofar as they are descriptions of contracts, agreements, or other legal documents governed by the laws of the Dominican Republic, are true and correct in all material respects;

                    (xiv) The Dominican Republic courts will recognize and enforce a final judgment of a United States federal or state court of competent jurisdiction sitting in New York City in respect of any amount payable by the Company under the ADSs or any of the other Transaction Documents, or arising out of or based upon the offering or sale of the ADSs contemplated by this Agreement;

                    (xv) The submission by the Company to the jurisdiction of the courts of the State of New York and the federal courts of the United States of America, in each case sitting in the Borough of Manhattan, the City of New York, and the appointment of the agent for service of process contained in the Transaction Documents is valid;

                    (xvi) The indemnification and contribution provisions set forth in Sections 7 and 8 hereof do not contravene the public policy or laws of the Dominican Republic;

                    (xvii) Neither the Company nor any of its properties or assets has any immunity from jurisdiction of any competent court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under the laws of the Dominican Republic;

                    (xviii) The statements in the Prospectus under "Prospectus Summary--TRICOM, S.A.," "Prospectus Summary--The Offering," "Foreign Exchange Controls," "Dividend Policy," "Exchange Rates," "Business," "Management," "Principal Shareholders," "Description of Capital Stock," and "United States Tax Considerations," to the extent such statements relate to matters of Dominican law or regulation or to the provisions of documents therein described, are true and accurate in all material respects and are confirmed as of each applicable Closing Date; nothing has been omitted from such statements which would make the same misleading in any material respect;

                    (xix) Under current Dominican law, no stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriters to the Dominican Republic or any political subdivision or taxing authority thereof or therein in connection with (A) the authorization, issuance, sale and delivery of the ADSs by the Company in the manner contemplated by this Agreement, (B) the issuance by the Company of the Common Stock, (C) the deposit with the Depositary of Common Stock against the issuance of ADRs evidencing the ADSs in accordance with the terms of the Deposit Agreement, (D) the sale and delivery by the Company of the ADSs to or for the respective accounts of the Underwriters, (E) the sale and delivery outside the Dominican Republic by the Underwriters of the ADSs to the initial purchasers thereof or (F) the consummation of any other transaction contemplated by this Agreement; and

                    (xx) All dividends and other distributions declared and payable on the Common Stock of the Company may under current Dominican laws and regulations be paid to the Depositary in Dominican pesos that, assuming registration of the investment, may be converted into foreign currency that may be freely transferred out of the Dominican Republic, and all such dividends and other distributions will not be subject to Dominican Republic withholding or other taxes under Dominican laws and regulations and are otherwise free and clear of any other tax, duty, withholding or deduction in the Dominican Republic and without the necessity of obtaining any governmental authorization in the Dominican Republic, except as disclosed in the Prospectus.

          In addition, such opinion shall also contain a statement that such counsel has participated in conferences with officers and representatives of the Company, representatives of the independent public accountants for the Company and the Underwriters at which the contents and the Prospectus and related matters were discussed and, no facts have come to the attention of such counsel which would lead such counsel to believe that either the Registration Statement at the time it became effective (including the information deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430A(b) or Rule 434, if applicable), or any amendment thereof made prior to the Closing Date as of the date of such amendment, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus as of its date (or any amendment thereof or supplement thereto made prior to the Closing Date as of the date of such amendment or supplement) and as of the Closing Date contained or contains an untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no belief or opinion with respect to the financial statements and schedules and other financial data included or incorporated by reference therein).

          In rendering such opinion, such counsel may rely (a) as to matters involving the application of laws other than the laws of the Dominican Republic and jurisdictions in which they are admitted, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (in form and substance reasonably satisfactory to Underwriters' Counsel) of other counsel, reasonably acceptable to Underwriters' Counsel, familiar with the applicable laws; (b) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and its subsidiaries and certificates or other written statements of officers of departments of various jurisdictions having custody of documents respecting the corporate existence or good standing of the Company and its subsidiaries; provided that copies of any such statements or certificates shall be delivered to Underwriters' Counsel. The opinion of such counsel for the Company shall state that the opinion of any such other counsel is in form satisfactory to such counsel and, in their opinion, the Underwriters are justified in relying thereon.

               (d) At the Closing Date you shall have received the opinion of Paul, Hastings, Janofsky & Walker LLP, United States counsel for the Company, dated the Closing Date addressed to the Underwriters and in form and substance satisfactory to Underwriters' Counsel, to the effect that:

                    (i) Each of the U.S. Subsidiaries has been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation. Each of the U.S. Subsidiaries is duly qualified and in good standing as a foreign corporation in each jurisdiction in which, to such counsel's knowledge, the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except for those failures to be so qualified or in good standing which will not in the aggregate have a Material Adverse Effect on the U.S. Subsidiaries taken as a whole. Each of the U.S. Subsidiaries has all requisite corporate authority to own, lease and license its respective properties and conduct its business as now being conducted and as described in the Registration Statement and the Prospectus;

                    (ii) All of the outstanding shares of capital stock of the U.S. Subsidiaries have been duly authorized and validly issued and are fully paid and nonassessable and were not issued in violation of any preemptive or, to such counsel's knowledge, similar rights and, to such counsel's knowledge, is owned directly or indirectly by the Company, free and clear of any lien, encumbrance, claim, security interest, restriction on transfer, shareholders' agreement, voting trust or other defect of title whatsoever;

                    (iii) To such counsel's knowledge, there are currently no outstanding subscriptions, rights, warrants, calls, commitments of sale or options to acquire, or instruments convertible into or exchangeable for, any capital stock or other equity interest of the U.S. Subsidiaries;

                    (iv) To such counsel's knowledge, there are no contracts or other documents which are required to be described in the Prospectus or filed as exhibits to the Registration Statement by the Securities Act which have not been described in or filed as exhibits to the Registration Statement;

                    (v) Assuming that this Agreement (x) has been duly authorized, executed and delivered by the Company under the laws of the Dominican Republic and (y) is a valid and binding agreement of the Underwriters, it constitutes the legal, valid and binding agreement of the Company, enforceable against it in accordance with its terms, except that such counsel need express no opinion as to the enforceability of the provisions for indemnification and contribution contained in Sections 7, 8 and 14 of this Agreement;

                    (vi) Assuming that the Deposit Agreement has been duly executed and delivered by the Company under the laws of the Dominican Republic and, assuming due authorization, execution and delivery of the Deposit Agreement by the Depositary and that the Depositary has full power, authority and legal right to enter into the Deposit Agreement and to perform its obligations thereunder, the Deposit Agreement constitutes a legal, valid and binding agreement of the Company, enforceable in accordance with its terms, except that such counsel need express no opinion as to the enforceability of the provisions for indemnity contained in Section 5.8 of the Deposit Agreement; and the statements set forth under the heading "Description of American

          Depositary Receipts" in the Prospectus, insofar as such statements purport to summarize certain provisions of the Deposit Agreement, fairly summarize, in all material aspects, such provisions;

                    (vii) Assuming the Deposit Agreement has been duly authorized, executed and delivered by the Depositary and that the Depositary has full power, authority and legal right to enter into the Deposit Agreement and to perform its obligations thereunder, upon due issuance by the Depositary of ADRs evidencing ADSs delivered against the deposit of Common Stock in respect thereof in accordance with the provisions of the Deposit Agreement, (a) such ADRs will be duly and validly issued and the person in whose name the ADRs are registered will be entitled, subject to the provisions of the laws of the Dominican Republic, the Company's bylaws (ESTATUTOS SOCIALES) and the Deposit Agreement, to the rights specified therein and in the Deposit Agreement, and (b) there are no restrictions on subsequent transfers of the ADSs under the laws of the United States except as described in the Prospectus under "Description of Capital Stock" and "Description of American Depositary Receipts";

                    (viii) The execution and delivery of each of the Transaction Documents by the Company, and the performance by the Company of its obligations thereunder (including the issuance, sale and delivery of the ADSs in the manner contemplated in this Agreement, the Registration Statement and the Prospectus) will not conflict with, result in a breach or violation of, or constitute a default under, (A) any United States federal or New York state law, (B) those certain agreements set forth in Schedule III hereto, or (C) any order, rule or regulation known to such counsel of any United States federal or New York governmental agency, body or court having jurisdiction over the Company;

                    (ix) No consent, approval, authorization or order of, or filing, registration, qualification, license or permit of or with, any court or governmental agency or body of the United States or the State of New York is required for the execution and delivery by the Company of this Agreement or the Deposit Agreement, or the performance by the Company of its obligations hereunder or thereunder (including the issuance, sale and delivery of the ADSs in the manner contemplated in this Agreement, the Registration Statement and the Prospectus), except that such counsel need express no opinion as to any state securities or "blue sky" laws or, except as set forth in paragraph (xi) below, any United States federal securities law;

                    (x) The Company is not an "investment company," and the offer and sale of the ADSs in the manner contemplated by the Registration Statement, the Prospectus and this Agreement will not make the Company an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended;

                    (xi) There is (a) to such counsel's knowledge, no action, suit, investigation or proceeding pending, or threatened in writing, to which the Company or any of its subsidiaries is or may be a party or to which the business or property of the Company or any of its subsidiaries is or may be subject, before any United States federal or New York governmental, judicial or administrative authority, (b) no statute, rule, regulation or, to such counsel's knowledge, order that has been enacted, adopted or issued by any United States federal or New York governmental agency or that has been proposed by any United States or New York governmental body and (c) to such counsel's knowledge, no injunction, restraining order or order of any nature by a United States federal or state court of competent jurisdiction to which the Company or any of its subsidiaries is or may be subject or to which the business, assets, or property of the Company or any of its subsidiaries is or may be subject, which, in the case of clauses
          (a), (b) and (c) above, purports to affect the legality, validity or enforceability of any of the Transaction Documents;

                    (xii) The Registration Statement and the Prospectus and any amendments thereof or supplements thereto (other than the financial statements and schedules and other financial data included or incorporated by reference therein, as to which no opinion need be rendered) comply as to form in all material respects with the requirements of the Securities Act and the Regulations;

                    (xiii) The statements in the Prospectus set forth under the heading "Tax Considerations," insofar as such statements purport to summarize certain federal income tax laws of the United States referred to thereunder, constitute a fair summary of the principal United States federal income tax consequences of an investment in the ADSs; and

                    (xiv) The submission of the Company to the jurisdiction of the courts of the State of New York and of the federal courts of the United States of America, in each case sitting in the Borough of Manhattan, The City of New York, and the appointment of the agent for service of process contained in the Transaction Documents is valid.

               The opinion shall contain a statement to the effect that such counsel has participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants of the Company, and the Underwriters at which conferences the contents of the Registration Statement and the Prospectus and related matters were discussed and, no facts have come to such counsel's attention which lead them to believe that the Registration Statement, on the Effective Date (including information deemed to be part of the Registration Statement at the time it becomes effective pursuant to Rule 430A(b) or 434, if applicable) or any amendment thereof made prior to the Closing Date as of the date of such amendment, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of its date, or any amendment thereof made prior to the Closing Date as of the date of such amendment, and as of the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, it being understood that such counsel express no view with respect to the financial statements and related notes thereto and the other financial data included or incorporated by reference therein.

               Insofar as the foregoing opinions relate to the legality, validity, binding effect or enforceability of any agreement or obligation, such opinions may be rendered subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general principles of equity and subject to the effect of judicial application of foreign laws or foreign governmental actions affecting creditors' rights.

               In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws other than the laws of the United States and jurisdictions in which they are admitted, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (in form and substance reasonably satisfactory to Underwriter's Counsel) of other counsel reasonably acceptable to Underwriter's Counsel, familiar with the applicable laws; (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and certificates or other written statements of officers of departments of various jurisdictions having custody of documents respecting the corporate existence or good standing of the Company and its subsidiaries, provided that copies of any such statements or certificates shall be delivered to Underwriter's Counsel. The opinion of such counsel for the Company shall state that the opinion of any such other counsel is in form satisfactory to such counsel and, in their opinion, you and they are justified in relying thereon.

               (e) On each applicable Closing Date, the Underwriters shall have received the opinion of Emmett, Marvin & Martin LLP, counsel for the Depositary, dated as of such Closing Date, addressed to the Underwriters and in form and substance satisfactory to Underwriters' Counsel, to the effect that:

                    (i) The Deposit Agreement has been duly authorized, executed and delivered by the Depositary and, assuming due authorization, execution and delivery of the Deposit Agreement by the Company, constitutes a valid and legally binding obligation of the Depositary, enforceable in accordance with its terms, except as enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization and other similar laws affecting the enforcement of creditors' rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or law);

                    (ii) Upon the issuance by the Depositary of ADRs evidencing ADSs in accordance with the provisions of the Deposit Agreement, such ADRs will be duly and validly issued;

                    (iii) The ADRs issued under and in accordance with the provisions of the Deposit Agreement to evidence ADSs will entitle the holders thereof to the rights specified therein and in the Deposit Agreement, assuming that the Common Stock represented by the ADSs which are in turn evidenced by the ADRs have been duly authorized and validly issued and are fully paid and nonassessable under and in accordance with the laws and applicable regulations of the Dominican Republic; and

                    (iv) The Registration Statement is effective under the Securities Act; to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereof has been issued and no proceedings therefor have been initiated or threatened by the Commission; and the Registration Statement and any amendments thereof or supplements thereto, as of their respective effective dates, complied as to conform in all material respects with the requirements of the Securities Act and the Regulations.

               (f) All proceedings taken in connection with the sale of the Firm ADSs and the Additional ADSs as herein contemplated shall be satisfactory in form and substance to you and to Underwriters' Counsel, and the Underwriters shall have received from said Underwriters' Counsel and from Castillo & Castillo ("Underwriters' Dominican Counsel") a favorable opinion, dated as of the Closing Date with respect to the issuance and sale of the ADSs, the Registration Statement and the Prospectus and such other related matters as you may reasonably require, and the Company shall have furnished to Underwriters' Counsel and to Underwriters' Dominican Counsel such documents as they request for the purpose of enabling them to pass upon such matters.

               (g) As of the Closing Date the obligations of the Company to be performed hereunder and under the other Transaction Documents on or prior to such Closing Date have been duly performed or complied with.

               (h) At the Closing Date you shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of the Company, dated the Closing Date to the effect that (i) the condition set forth in subsection
(a) of this Section 6 has been satisfied, (ii) as of the date hereof and as of the Closing Date the representations and warranties of the Company set forth in
Section 1 hereof are true and correct, (iii) as of the Closing Date the obligations of the Company to be performed hereunder and under the other Transaction Documents on or prior to such Closing Date have been duly performed or complied with, (iv) they have carefully examined the Registration Statement and the Prospectus, and in their opinion, both the Registration Statement and the Prospectus do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and (iv) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, the Company and its subsidiaries have not sustained any material loss or interference with their respective businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding, and there has not been any material adverse change, or any development involving a material adverse change, in the business prospects, properties, operations, condition (financial or otherwise), or results of operations of the Company and its subsidiaries taken as a whole, except in each case as described in or contemplated by the Prospectus.

               (i) At the time this Agreement is executed and at the Closing Date, you shall have received a letter, from KPMG (a member firm of KPMG International in the Dominican Republic), independent public accountants for the Company, dated, respectively, as of the date of this Agreement and as of the Closing Date addressed to the Underwriters and in form and substance satisfactory to you, to the effect that: (i) they are independent certified public accountants with respect to the Company within the meaning of the Securities Act and the Regulations; (ii) stating that, in their opinion, the financial statements and schedules of the Company included in the Registration Statement and the Prospectus and covered by their opinion therein comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the applicable published rules and regulations of the Commission thereunder; (iii) on the basis of procedures consisting of a reading of the minutes of meetings and consents of the shareholders and boards of directors of the Company and its subsidiaries and the committees of such boards subsequent to the date of the bring-down letter, inquiries of officers and other employees of the Company and its subsidiaries who have responsibility for financial and accounting matters of the Company and its subsidiaries with respect to transactions and events subsequent to the date of the bring-down letter and other specified procedures and inquiries to a date not more than five days prior to the date of such letter, nothing has come to their attention that would cause them to believe that: (A) with respect to the period subsequent to the date of the bring-down letter there were, as of the date of the most recent available monthly consolidated financial statements of the Company and its subsidiaries, if any, and as of a specified date not more than five days prior to the date of such letter, any changes in the capital stock or long-term indebtedness of the Company or any decrease in the net current assets or stockholders' equity of the Company, in each case as compared with the amounts shown in the most recent balance sheet presented in the Registration Statement and the Prospectus, except for changes or decreases which the Registration Statement and the Prospectus disclose have occurred or may occur or which are set forth in such letter; (B) that during the period from the date of the bring-down letter to the date of the most recent available monthly consolidated financial statements of the Company and its subsidiaries, if any, and to a specified date not more than five days prior to the date of such letter, there was any decrease, as compared with the corresponding period in the prior fiscal year, in total revenues, or total or per share net income, except for decreases which the Registration Statement and the Prospectus disclose have occurred or may occur or which are set forth in such letter; and (iv) stating that they have compared specific dollar amounts, numbers of shares, percentages of revenues and earnings, and other financial information pertaining to the Company and its subsidiaries set forth in the Registration Statement and the Prospectus, which have been specified by you prior to the date of this Agreement, to the extent that such amounts, numbers, percentages, and information may be derived from the general accounting and financial records of the Company and its subsidiaries or from schedules furnished by the Company, and excluding any questions requiring an interpretation by legal counsel, with the results obtained from the application of specified readings, inquiries, and other appropriate procedures specified by you set forth in such letter, and found them to be in agreement.

               (j) Prior to the Closing Date the Company shall have furnished to you such further information, certificates, opinions and documents as you may reasonably request, and shall have furnished to Underwriter's Counsel such documents as they may request for the purpose of enabling them to render opinions required pursuant to this Agreement.

               (k) You shall have received from each person who is a director or officer of the Company or such shareholder as have been heretofore designated by you and listed on Schedule II hereto a lock-up agreement in the form attached hereto as Exhibit A.

               (l) On the Closing Date, the Prospectus is accurate in all material respects, does not contain an untrue statement of a material fact and does not omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that the accuracy of any information in the Prospectus furnished to the Company by the Underwriters expressly for use in connection with the preparation thereof will not be a condition to the Underwriters' obligations.

               (m) On or prior to the Closing Date, DTC shall have accepted the ADSs for clearance.

               (n) On or prior to the Closing Date, CT Corporation System shall have accepted its appointment as Process Agent as defined in and pursuant to
Section 12 hereof and the Underwriters shall have received a letter from the Process Agent evidencing such acceptance.

               (o) On the Closing Date, (i) the listing of the ADSs shall have been approved and shall continue to be in full force and effect on the New York Stock Exchange; and (ii) the ADSs shall continue to be accepted for settlement through the facilities of DTC.

               (p) Subsequent to the dates at which information is given in the Prospectus and except as set forth therein, (A) neither the Company nor any of its subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, and (B) there shall not have been since the date as of which information is given in the Prospectus, any material adverse change or development involving a material adverse change in the condition (financial or otherwise), business, prospects, assets, liabilities, net worth, results of operations or cash flows of the Company and its subsidiaries, taken as a whole, whether or not arising in the ordinary course of business, the effect of which, in any such case described in clause (A) or (B), is in the reasonable judgment of the Underwriters so material and adverse as to make it impracticable or inadvisable to proceed with the offering or the delivery of the ADSs being delivered at the Closing Date on the terms and in the manner contemplated in this Agreement and the Prospectus.

               (q) On or after the date of this Agreement, there shall not have occurred a downgrading in the rating assigned to the Company's debt securities by any nationally recognized statistical rating organization (as defined for purposes of Rule 436(g) under the Securities Act) and no such rating organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's debt securities.

               (r) The Deposit Agreement shall be in full force and effect.

               (s) The Depositary shall have furnished or caused to be furnished to the Underwriters at each applicable Closing Date certificates reasonably satisfactory to the Underwriters evidencing the deposit with it of the Common Stock being so deposited against issuance of ADRs evidencing the ADSs to be delivered by the Company at such Closing Date, and the execution, countersignature (if applicable), issuance and delivery of ADRs evidencing such ADSs pursuant to the Deposit Agreement.

               (t) At the Closing Date you shall have received the opinion of Thelen Reid & Priest, LLP, regulatory counsel for the Company, dated the Closing Date addressed to the Underwriters and in form and substance satisfactory to Underwriter's Counsel, to the effect that: each of the U.S. Subsidiaries owns or possesses or has obtained all United States federal and state governmental and regulatory licenses, certificates, permits, consents, franchises, orders, approvals, concessions and authorizations necessary to own its properties and to carry on its business as currently conducted and as described in the Registration Statement and the Prospectus (except where the failure to so own, possess or obtain such licenses, certificates, permits, consents, franchises, orders, approval, concessions and authorizations would not have a Material Adverse Effect) and, to such counsel's knowledge, except as disclosed in the Registration Statement and Prospectus, each of the U.S. Subsidiaries has not received any notice relating to the revocation, modification or termination of any of the foregoing;

          If any of the conditions specified in this Section 6 shall not have been fulfilled when and as required by this Agreement, or if any of the certificates, opinions, written statements or letters furnished to you or to Underwriters' Counsel pursuant to this Section 6 shall not be in all material respects reasonably satisfactory in form and substance to you and to Underwriters' Counsel, all obligations of the Underwriters hereunder may be (i) canceled by you at, or at any time prior to, the Closing Date or (ii) postponed by you with the Company's consent until such time that such obligations are canceled hereunder or the conditions specified in this Section 6 have been fulfilled and all such certificates, opinions, written statements or letters furnished to the Underwriters or to Underwriters' Counsel pursuant to this
Section 6 shall be in all material respects reasonably satisfactory in form and substance to the Underwriters and Underwriters' Counsel. Notice of such cancellation shall be given to the Company in writing, or by telephone or facsimile transmission, confirmed in writing by letter.

          7. INDEMNIFICATION.

               (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including but limited to attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the ADSs, as originally filed or any amendment thereof, or any related preliminary prospectus or the Prospectus, or in any supplement thereto or amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; PROVIDED, HOWEVER, that the Company will not be liable in any such case to the extent but only to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon any (1) untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by any Underwriter expressly for use therein, or (2) misstatement or omission contained in a preliminary prospectus that is corrected in a subsequent preliminary prospectus or Prospectus, that is furnished to but not delivered by the Underwriters. This indemnity agreement will be in addition to any liability which the Company may otherwise have including under this Agreement.

               (b) Each Underwriter severally, and not jointly, agrees to indemnify and hold harmless the Company, each of the directors of the Company, each of the officers of the Company who shall have signed the Registration Statement, and each other person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, against any losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), jointly or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the ADSs, as originally filed or any amendment thereof, or any related preliminary prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through you expressly for use therein; PROVIDED, HOWEVER, that in no case shall any Underwriter be liable or responsible for any amount in excess of the underwriting discount applicable to the ADSs purchased by such Underwriter hereunder. This indemnity will be in addition to any liability which any Underwriter may otherwise have including under this Agreement. The Company acknowledges that the statements set forth in the last paragraph of the cover page and in the twelve paragraphs under the caption "Underwriting" in the Prospectus constitute the only information furnished in writing by or on behalf of any Underwriter expressly for use in the registration statement relating to the ADSs as originally filed or in any amendment thereof, any related preliminary prospectus or the Prospectus or in any amendment thereof or supplement thereto, as the case may be.

               (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 7). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the indemnifying parties; PROVIDED, HOWEVER, that the indemnifying party under subsection (a) or (b) above shall only be liable for the legal expenses of one counsel (in addition to any local counsel) for all indemnified parties in each jurisdiction in which any claim or action is brought. Anything in this subsection to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement of any claim or action effected without its written consent; PROVIDED, HOWEVER, that such consent was not unreasonably withheld.

          8. CONTRIBUTION. In order to provide for contribution in circumstances in which the indemnification provided for in Section 7 hereof is for any reason held to be unavailable from any indemnifying party or is insufficient to hold harmless a party indemnified thereunder, the Company and the Underwriters shall contribute to the aggregate losses, claims, damages, liabilities and expenses of the nature contemplated by such indemnification provision (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, claims, damages, liabilities and expenses suffered by the Company any contribution received by the Company from persons, other than the Underwriters, who may also be liable for contribution, including persons who control the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, officers of the Company who signed the Registration Statement and directors of the Company) as incurred to which the Company and one or more of the Underwriters may be subject, in such proportions as is appropriate to reflect the relative benefits received by the Company and the Underwriters from the offering of the ADSs or, if such allocation is not permitted by applicable law or indemnification is not available as a result of the indemnifying party not having received notice as provided in Section 7 hereof, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company and the Underwriters in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Underwriters shall be deemed to be in the same proportion as
(x) the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and (y) the underwriting discounts and commissions received by the Underwriters, respectively, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company and of the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 8, (i) in no case shall any Underwriter be liable or responsible for any amount in excess of the underwriting discount applicable to the ADSs purchased by such Underwriter hereunder, and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding the provisions of this Section 8 and the preceding sentence, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the ADSs underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. For purposes of this Section 8, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as such Underwriter, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to clauses (i) and (ii) of this Section 8. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties, notify each party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 8 or otherwise. No party shall be liable for contribution with respect to any action or claim settled without its consent; PROVIDED, HOWEVER, that such consent was not unreasonably withheld. The Underwriter's obligations to contribute as provided in this Section 8 are several in proportion to their respective obligations and not joint.

          9. DEFAULT BY AN UNDERWRITER.

               (a) If any Underwriter or Underwriters shall default in its or their obligation to purchase Firm ADSs or Additional ADSs hereunder, and if the Firm ADSs or Additional ADSs with respect to which such default relates do not (after giving effect to arrangements, if any, made by you pursuant to subsection
(b) below) exceed in the aggregate 10% of the number of Firm ADSs or Additional ADSs, to which the default relates shall be purchased by the non-defaulting Underwriters in proportion to the respective proportions which the numbers of Firm ADSs set forth opposite their respective names in Schedule I hereto bear to the aggregate number of Firm ADSs set forth opposite the names of the non-defaulting Underwriters.

               (b) In the event that such default relates to more than 10% of the Firm ADSs or Additional ADSs, as the case may be, you may in your discretion arrange for yourself or for another party or parties (including any non-defaulting Underwriter or Underwriters who so agree) to purchase such Firm ADSs or Additional ADSs, as the case may be, to which such default relates on the terms contained herein. In the event that within five calendar days after such a default you do not arrange for the purchase of the Firm ADSs or Additional ADSs, as the case may be, to which such default relates as provided in this Section 9, this Agreement or, in the case of a default with respect to the Additional ADSs, the obligations of the Underwriters to purchase and of the Company to sell the Additional ADSs shall thereupon terminate, without liability on the part of the Company with respect thereto (except in each case as provided in Section 5, 7(a) and 8 hereof) or the Underwriters, but nothing in this Agreement shall relieve a defaulting Underwriter or Underwriters of its or their liability, if any, to the other Underwriters and the Company for damages occasioned by its or their default hereunder.

               (c) In the event that the Firm ADSs or Additional ADSs to which the default relates are to be purchased by the non-defaulting Underwriters, or are to be purchased by another party or parties as aforesaid, you or the Company shall have the right to postpone the Closing Date or Additional Closing Date, as the case may be for a period, not exceeding five business days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus or in any other documents and arrangements, and the Company agrees to file promptly any amendment or supplement to the Registration Statement or the Prospectus which, in the opinion of Underwriters' Counsel, may thereby be made necessary or advisable. The term "Underwriter" as used in this Agreement shall include any party substituted under this Section 9 with like effect as if it had originally been a party to this Agreement with respect to such Firm ADSs and Additional ADSs.

          10. SURVIVAL OF REPRESENTATIONS AND AGREEMENTS. All representations and warranties, covenants and agreements of the Underwriters and the Company contained in this Agreement, including the agreements contained in Section 5, the indemnity agreements contained in Section 7 and the contribution agreements contained in Section 8, and subsection (d) of Section 11 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any controlling person thereof or by or on behalf of the Company, any of its officers and directors or any controlling person thereof, and shall survive delivery of and payment for the ADSs to and by the Underwriters. The representations contained in Section 1 and the agreements contained in Sections 5, 7, 8 and 11(d) hereof shall survive the termination of this Agreement, including termination pursuant to Section 9 or 11 hereof.

          11. EFFECTIVE DATE OF AGREEMENT; TERMINATION.

               (a) This Agreement shall become effective, upon the later of when
(i) you and the Company shall have received notification of the effectiveness of the Registration Statement or (ii) the execution of this Agreement. If either the public offering price or the purchase price per ADS has not been agreed upon prior to 5:00 P.M., New York time, on the fifth full business day after the Registration Statement shall have become effective, this Agreement shall thereupon terminate without liability to the Company or the Underwriters except as herein expressly provided. Until this Agreement becomes effective as aforesaid, it may be terminated by the Company by notifying you or by you notifying the Company. Notwithstanding the foregoing, the provisions of this
Section 11 and of Sections 1, 5, 7 and 8 hereof shall at all times be in full force and effect.

               (b) You shall have the right to terminate this Agreement at any time prior to the Closing Date or the obligations of the Underwriters to purchase the Additional ADSs at any time prior to the Additional Closing Date, as the case may be :

                    (i) if any domestic or international event or act or occurrence has materially disrupted, or in your opinion will in the immediate future materially disrupt, the market for the Company's securities or the United States or international securities markets generally;

                    (ii) if trading on the New York or American Stock Exchanges shall have been suspended or materially limited, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on such exchanges, or by such exchange or by order of the Commission or any other regulatory body or governmental authority having jurisdiction;

                    (iii) if a banking moratorium has been declared by a state or federal authority or by any authority of the Dominican Republic, if a moratorium in foreign exchange trading by major international banks or persons shall have been declared, or if any new restriction materially adversely affecting the distribution of the ADSs shall have become effective;

                    (iv) if there is an outbreak or escalation of armed hostilities involving the United States or the Dominican Republic on or after the date hereof, or if there has been a declaration by the United States or the Dominican Republic of a national emergency or war, the effect of which shall be, in the Underwriters' reasonable judgment, to make it inadvisable or impracticable to proceed with the offering, sale or delivery of the ADSs on the terms and in the manner contemplated by the Prospectus;

                    (v) if there shall have been a material adverse change in general economic, political, or financial conditions in the United States or the Dominican

          Republic or if the effect of international conditions on the financial markets in the United States shall be such as, in the Underwriters' reasonable judgment, makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the ADSs on the terms contemplated by the Prospectus;

                    (vi) if there shall have been a downgrading in the rating of the Company's debt securities by any "nationally recognized statistical rating organization" (as defined for purposed of Rule 436(g) of the Securities Act) or any such rating organization has publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's debt securities; or

                    (vii) if in the reasonable judgment of the Underwriters, since the date as of which information is given in the Prospectus, any material adverse change or development involving a material adverse change in the condition (financial or otherwise), business, prospects, assets, liabilities, net worth, results of operations or cash flows of the Company and its subsidiaries, taken as a whole, shall have occurred, whether or not arising in the ordinary course of business, other than as set forth in the Prospectus.

               (c) Any notice of termination pursuant to this Section 11 shall be in writing, or by telephone or facsimile transmission, confirmed in writing by letter.

               (d) If this Agreement shall be terminated pursuant to any of the provisions hereof (otherwise than pursuant to (i) notification by you as provided in Section 11(a) hereof or (ii) Section 9(b) or 11(b) hereof), or if the sale of the ADSs provided for herein is not consummated because any condition to the obligations of the Underwriters set forth herein is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof, the Company will, subject to demand by you, reimburse the Underwriters for all out-of-pocket expenses (including the fees and expenses of their counsel), incurred by the Underwriters in connection herewith.

          12. NOTICES. All communications hereunder, except as may be otherwise specifically provided herein, shall be in writing and , if sent to any Underwriter, shall be mailed, delivered, faxed or telexed or telegraphed and confirmed in writing, to such Underwriter c/o Bear, Stearns & Co. Inc., 245 Park Avenue, New York, N.Y. 10167, Attention: Corporate Finance Department; if sent to the Company, shall be mailed, delivered, faxed or telexed or telegraphed and confirmed in writing to TRICOM, S.A., Avenida Lope de Vega No. 95, Santo Domingo, Dominican Republic, Attention: Chairman of the Board.

          13. CONSENT TO JURISDICTION: WAIVER OF IMMUNITIES.

               (a) The Company:

                    (i) irrevocably submits to the jurisdiction of any New York State or Federal court sitting in the Borough of Manhattan and any appellate court from any thereof in any action or proceeding arising out of or relating to any Transaction Document or any other document delivered thereunder;

                    (ii) irrevocably agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or in such Federal court;

                    (iii) irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding;

                    (iv) appoints CT Corporation System (the "Process Agent"), with an office on the date hereof at 1633 Broadway, New York, New York 10019, USA, as its authorized agent to receive on its behalf and its property service of copies of the summons and complaint and any other process that may be made by mailing or delivering a copy of such process to the appropriate party in care of the Process Agent at the Process Agent's above address, represents and warrants that the Process Agent has agreed to act as such, and agrees to take any and all actions, including filing any and all documents or instruments (including for the appointment of any successor Process Agent, as necessary) that may be necessary to continue such appointment in effect;

                    (v) authorizes and directs the Process Agent to accept such service on its behalf; and

                    (vi) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

               (b) Nothing in this Section 13 shall affect the right of any person to serve legal process in any other manner permitted by law or affect the right of any person to bring any action or proceeding against the Company or its properties in the courts of other jurisdictions.

          14. JUDGMENT CURRENCY. If the amount of any sum due from any party to any other hereunder is (in order to effect payment of any judgment in any jurisdiction or in order to obtain any judgment in any jurisdiction) to be converted from the currency expressed to be payable herein (the "Specified Currency") into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which, in accordance with normal banking procedures, the recipient can purchase the Specified Currency with such other currency at the principal New York office of Bear, Stearns & Co. Inc., two business days preceding that on which the final judgment is given. The obligations of the Company in respect of any sum to any Underwriters hereunder shall, notwithstanding any judgment in, or payable in, any currency other than the Specified Currency, be discharged only to the extent that on the business day following receipt by such Underwriters of any sum in such other currency such Underwriters may, utilizing reasonable rates of exchange applicable to foreign exchange transactions in the relevant currencies, purchase the Specified Currency with such other currencies. If the amount of the Specified Currency so purchased is less than the sum originally due to such Underwriters in the Specified Currency, the Company agrees, to the fullest extent it may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriters against such loss. If the amount of the Specified Currency so purchased is greater than the sum originally due to such Underwriters in the Specified Currency, such Underwriters agree to pay to the Company an amount equal to the excess of the Specified Currency so purchased over the amount originally due hereunder.

          15. ADDITIONAL AMOUNTS. The Company agrees to indemnify and hold harmless the Underwriters against any documentary, stamp, registration or similar issuance tax imposed by the Dominican Republic, including any interest and penalties, on or in connection with the creation, issuance and sale of the ADSs by the Company, to the Underwriters. All payments to be made to the Underwriters by the Company hereunder shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever imposed or levied by or on behalf of the Dominican Republic or any political subdivision thereof (or any taxing authority therein) unless the Company is compelled by law to deduct or withhold such taxes, duties or charges. In that event, the Company shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made; provided, however, no such additional amounts shall be payable (i) in respect of any tax, duty or governmental charge that would not have been imposed but for the existence of any present or former connection between any Underwriter and the relevant taxing jurisdiction, other than by entering into or performing this Agreement, and (ii) in respect of any tax, duty or governmental charge that would not have been imposed for any Underwriter's failure to comply with any certification, identification, documentation or information or other reporting requirement if such compliance is required by law, regulation, administrative practice or applicable treaty as a precondition to or exemption from or reduction in the rate of deduction or withholding of such taxes.

          16. PARTIES. This Agreement shall insure solely to the benefit of, and shall be binding upon, the Underwriters and the Company and the controlling persons, directors, officers, employees and agents referred to in Section 7 and 8, and their respective successors and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained. The term "successors and assigns" shall not include a purchaser, in its capacity as such, of ADSs from any of the Underwriters.

          17. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, but without regard to principles of conflicts of law.

          18. COUNTERPARTS. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

                  If the foregoing correctly sets forth the understanding between you and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among us.

                                             Very truly yours,
                                             TRICOM, S.A.


                                             By:  ______________________________
                                                  Name:
                                                  Title:




Accepted as of the date first above written

BEAR, STEARNS & CO. INC.
MORGAN STANLEY DEAN WITTER & CO.
On behalf of themselves and the other
Underwriters named in Schedule I hereto.




By:  ______________________________
     Name:
     Title:

                                   SCHEDULE I


                                                             Number of Firm ADSs
Name of Underwriter                                          to be Purchased
-------------------                                          -------------------

Bear, Stearns & Co. Inc
Morgan Stanley Dean Witter & Co.




                 Total.......................................4,000,000

                                   SCHEDULE II

Oleander Holdings
Motorola Inc.
Manuel Arturo Pellerano Pena
Hector Castro Noboa
Marcos J. Troncoso
Carl H. Carlson
Carlos F. Vargas
Virgilio Cadena del Rosario
Carlos Ramon Romero
Ramon Tarrago
Juan Felipe Mendoza
Anibal de Castro
Raisa Gil de Fondeur
Fernando A. Simo
Kevin Wiley
Jesus Barona
Fernando Rainieri
Jose Manuel Villalvazo

                                  SCHEDULE III



      1. Indenture between TRICOM S.A. and The Bank of New York, as trustee, dated August 21, 1997.

      2.     Hamilton Bank Facility

      3.     Citibank Facility

      4.     Export-Import Bank Credit Facility

                                                                      EXHIBIT A



                                  TRICOM, S.A.
                                LOCK-UP AGREEMENT



BEAR, STEARNS & CO. INC.
MORGAN STANLEY DEAN WITTER & CO.
as Representatives of the several Underwriters
c/o Bear, Stearns & Co. Inc.
245 Park Avenue
New York, New York 10167


Ladies and Gentlemen:

                 The undersigned,__________________ , is a holder of securities of Tricom, S.A., a corporation (sociedad anonima) organized and existing under the laws of the Dominican Republic (the "Company"), and wishes to facilitate the public offering by the Company, pursuant to a Registration Statement on Form F-3 (File No. 333-______) (the "Offering") of the
Company's Class A common stock (the "Common Stock") through the registration of American depositary shares (the "ADSs"), with each ADS representing one share of Common Stock. The undersigned recognizes that the Offering will be of benefit to the undersigned.

                  In consideration of foregoing and in order to induce you to act as the Underwriters in connection with the Offering, the undersigned hereby agrees, for the benefit of the Company and the Underwriters, that during the period beginning from the date hereof and continuing to and including the date one hundred eighty (180) days after the date of the final prospectus relating the Offering (the "Lock-Up Period"), the undersigned will not, directly or indirectly, without the prior written consent of Bear, Stearns & Co. Inc., issue, sell, offer or agree to sell, grant any option for the sale of, pledge, make any short sale or maintain any short position, establish or maintain an open "put equivalent position" (within the meaning of Rule 16-a-1(h) under the Securities Exchange Act of 1934, as amended), enter into any swap, derivative transaction or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock (whether any such transaction is to be settled by delivery of Common Stock, ADSs, other securities, cash or other consideration) or otherwise dispose (or publicly announce the undersigned's intention to do any of the foregoing) of, directly or indirectly, any Common Stock, ADSs or other capital stock of the Company or any securities convertible into, exercisable for or exchangeable for Common Stock, ADSs or other capital stock of the Company that the undersigned currently beneficially owns (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, or may beneficially own, directly or indirectly in the future and (ii) authorizes the Company during the Lock-Up Period to cause the transfer agent to decline to transfer and/or to note stop transfer restrictions on the transfer books and records of the Company with respect to any ADSs, Common Stock and any securities convertible into exercisable or exchangeable for Common Stock for which the undersigned is the record holder and, in the case of any such share or securities for which the undersigned is the beneficial but not the record holder, agrees to cause the record holder to cause the transfer agent to decline to transfer and/or to note stop transfer restrictions on such books and records with respect to such shares or securities.

                  The undersigned further agrees, from the date hereof until the end of the Lock-up Period, that the undersigned will not exercise and will waive his, her or its rights, if any, to require the Company to register its Common Stock and to receive notice thereof.

                  The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into the agreements set forth herein, and that, upon request, the undersigned will execute any additional documents necessary in connection with enforcement hereof. Any obligations of the undersigned shall be binding upon the successors and assigns of the undersigned.

                                                              Very truly yours,








                                      a-2